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                                                                 Exhibit 99.2(b)

                       SECOND AMENDED AND RESTATED BY-LAWS
                                       OF
                             UM INVESTMENT TRUST II
                          (ADOPTED AS OF JULY 19, 2004)


                                    ARTICLE 1
                            AGREEMENT AND DECLARATION
                          OF TRUST AND PRINCIPAL OFFICE

1.1 AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of UM Investment Trust II (the "Trust"), the Massachusetts business trust established by the Declaration of Trust. Capitalized terms used but not defined in these By-Laws have the meanings defined in the Declaration of Trust.

1.2 PRINCIPAL OFFICE OF THE TRUST. The principal office of the Trust shall be located in New York, New York.

                                    ARTICLE 2
                              MEETINGS OF TRUSTEES

2.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2 SPECIAL MEETINGS. Special meetings of the Trustees may be held, at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, if any, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

2.3 NOTICE. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person, by telephone or by facsimile or other electronic means of transmission at least twenty-four hours before the meeting. Notice of a meeting need not be given (a) to any Trustee if a written waiver of notice, executed by him before or after the

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meeting, is filed with the records of the meeting; or (b) to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4 QUORUM. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                                    ARTICLE 3
                                    OFFICERS

3.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees may appoint from time to time in their discretion. If a Chairman of the Board is elected, he or she shall be a Trustee and may but need not be a shareholder; and any other officer may be but none need be a Trustee or a shareholder. The Chairman of the Board of Trustees, if one is elected, shall be considered an officer of the Trustees and not of the Trust. Any two or more offices may be held by the same person.

3.2 ELECTION AND TENURE. The President, the Treasurer, the Secretary and such other officers as the Trustees may in their discretion from time to time elect shall each be elected by the Trustees to serve until his or her successor is elected or qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.3 POWERS. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.4 PRESIDENT AND VICE PRESIDENTS. The President shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees. Any Vice Presidents shall have such duties and powers as shall be designated from time to time by the Trustees.

3.5 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Trust shall be the Chairman of the Board, the President or such other officer as is designated by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust and, except as the Trustees shall otherwise determine, preside at all meetings of the shareholders and of the Trustees or delegate such duty to another party. If no such designation is made, the President shall be the Chief Executive Officer.

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3.6    CHAIRMAN OF THE BOARD. If a Chairman of the Board of Trustees is elected, he or she shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees.

3.7 TREASURER; ASSISTANT TREASURER. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.8 SECRETARY; ASSISTANT SECRETARY. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. At any meeting, the Secretary may delegate to an assistant Secretary or to a temporary clerk chosen at such meeting such duties of recording the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.9 RESIGNATIONS AND REMOVALS. Any officer may resign at any time by written instrument signed by him or her and delivered to the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                    ARTICLE 4
                                 INDEMNIFICATION

4.1 TRUSTEES, OFFICERS, ETC. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (each such Trustee, officer or person hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Covered Person or by reason of his or her being or having been such a Covered Person, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding

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(a) not to have acted in good faith in the reasonable belief that such Covered
Person's action was in the best interests of the Trust or (b) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, PROVIDED, THAT (a) such Covered Person shall provide security for his or her undertaking, (b) the Trust shall be insured against losses arising by reason of such Covered Person's failure to fulfill his or her undertaking, or (c) a majority of the Trustees who are disinterested persons and who are not Interested Persons of the Trust (provided that a majority of such Trustees then in office act on the matter), or independent legal counsel in a written opinion shall determine, based on a review of readily available facts (but not a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification.

4.2 COMPROMISE PAYMENT. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without a decision on the merits of such matter by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, indemnification shall be provided if (x) approved as in the best interests of the Trust, after notice that it involves such indemnification, by at least a majority of the Trustees who are disinterested persons and are not Interested Persons of the Trust (provided that a majority of such Trustees then in office act on the matter), upon a determination, based upon a review of readily available facts (but not a full trial-type inquiry) that such Covered Person acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, or (y) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (but not a full trial-type inquiry), to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section 4.2 shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section 4.2 as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross

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negligence or reckless disregard of the duties involved in the conduct of such
Covered Person's office.

4.3 REBUTTABLE PRESUMPTION. For purposes of the determination or opinion referred to in clause (c) of Section 1 of this Article 4 or clauses (x) or (y) of Section 2 of this Article 4, a majority of the Trustees who are disinterested persons and who are not Interested Persons of the Trust acting on the matter or independent legal counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

4.4 INDEMNIFICATION NOT EXCLUSIVE. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 4, the term "Covered Person" shall include such person's heirs, executors and administrators, and a "disinterested person" is a person against whom none of the actions, suits or other proceedings in question nor any other action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, or the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

                                    ARTICLE 5
                                     REPORTS

5.1 GENERAL. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers shall render such additional reports as they may deem desirable or from time to time as may be required by the Trustees.

                                    ARTICLE 6
                                   FISCAL YEAR

6.1 GENERAL. Except as otherwise provided from time to time by the Trustees, the fiscal year of the Trust shall end on December 31 in each year.

                                    ARTICLE 7
                                      SEAL

7.1 GENERAL. The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon. Unless otherwise required by the Trustees, it shall not be necessary to place the seal on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

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                                    ARTICLE 8
                               EXECUTION OF PAPERS

8.1 GENERAL. Except as the Trustees, generally or in particular cases, may have authorized the execution thereof in some other manner, all checks, notes, drafts and other obligations and all registration statements and amendments thereto and all applications and amendments thereto to the Securities and Exchange Commission shall be signed by any of the President, any Vice-President, the Treasurer or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.

                                    ARTICLE 9
                         ISSUANCE OF SHARE CERTIFICATES

9.1 SHARE CERTIFICATES. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms of this Article 9.

The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice-President and by the Treasurer or any Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

9.2 LOSS OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

9.3 ISSUANCE OF NEW CERTIFICATES TO PLEDGEE. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.

9.4 DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not effect the ownership of shares in the Trust.

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                                   ARTICLE 10
           PROVISIONS RELATING TO THE CONDUCT OF THE TRUST'S BUSINESS

10.1 DETERMINATION OF NET ASSET VALUE PER SHARE. Net asset value per share of each Series or Class of Shares shall be determined at the times and in the manner specified from time to time by the Trustees.

                                   ARTICLE 11
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

11.1 RECORD DATES. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

11.2 PROXIES. A shareholder may authorize another person to act as proxy for the shareholder by: (i) signing a writing authorizing another person to act as proxy, (ii) the shareholder's authorized agent signing the writing or causing the shareholder's signature to be affixed to the writing by any reasonable means, including facsimile signature, or (iii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to the person authorized to act as proxy or any other person authorized to receive the proxy authorization on behalf of the person authorized to act as proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. No proxy shall be valid more than eleven
(11) months after its date unless it provides for a longer period.

                                   ARTICLE 12
                       REPURCHASES OF SHARES BY THE TRUST

12.1 REPURCHASES OF SHARES. The Trust may purchase or repurchase Shares at the discretion of the Board of Trustees of the Trust. Any such purchase or repurchase made on or after the date of commencement of the Trust's investment operations shall be as of the last business day of a calendar quarter pursuant to written tenders by Shareholders, which written tenders shall be void unless received by the Trust at least 60 and no more than 90 days prior to the purchase or repurchase date. Purchases and repurchases of Shares may also be made at such other times as may be determined from time to time by the Board of Trustees of the Trust. No Shareholder

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shall be permitted to sell to the Trust on or after the date of commencement of the Trust's investment operations, and the Trust shall not purchase or repurchase on or after the date of commencement of the Trust's investment operations, any Shares that as of the purchase or repurchase date have been outstanding for less than one year; provided, however, that a Shareholder shall be permitted to sell to the Trust, and the Trust may purchase or repurchase, any Shares that are issued in connection with a reinvestment of the Trust's dividends and/or capital gain distributions ("Dividend Reinvestment Shares") at such time that the Shares with respect to which such dividends and/or capital gain distributions were paid, and thereby such Dividend Reinvestment Shares were issued, are permitted to be purchased or repurchased by the Trust. With regard to any purchase or repurchase of Shares, the price at which Shares shall be purchased or repurchased shall be based on the net asset value of the relevant Series calculated as of the date designated by the Board of Trustees of the Trust for purchase or repurchase of such Shares. In addition, with regard to any purchase or repurchase of Shares on or after the date of commencement of the Trust's investment operations, the Trust shall remit 95% of the initially determined purchase or repurchase amount to the applicable Shareholder upon purchase or repurchase and shall pay the purchase or repurchase balance after the availability of more accurate valuations of the Shares, which in any event shall not be until after the annual audit of the Trust by the Trust's independent accountants for the period that includes the date for which the net asset value calculation is made for such purchase or repurchase. Purchases and repurchases of Shares may be made subject to such additional terms as may be determined from time to time by the Board of Trustees of the Trust.

12.2 CONVERSION TO OPEN-END INVESTMENT COMPANY. In the event that the Trust does not at least twice during any 18-month period beginning after September 30, 2005 (measured on a calendar quarter basis) purchase or repurchase, as of the last business day of a calendar quarter, 100% of the Shares properly tendered for purchase or repurchase on such business day, then, the Trust will initiate the process of converting into an open-end management investment company. Any such conversion shall require the affirmative vote or consent of at least seventy-five percent (75%) of each series and class of Shares outstanding and entitled to vote on the matter, unless a majority of the Trustees approve such conversion and related actions, in which case the 1940 Act shall govern whether and to what extent a vote or consent of Shares shall be required to approve such conversion. Any affirmative vote or consent required by this Section 12.2 in connection with any such conversion shall be in addition to any vote or consent of the Shareholders that may otherwise be required by law.

                                   ARTICLE 13
                            AMENDMENTS TO THE BY-LAWS

13.1 GENERAL. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees.

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